                                   EXHIBIT 24

                              ACCOUNTANTS' CONSENT

                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------

The Board of Directors
Raritan Bancorp Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-36441) on Form S-8, and the Registration Statement (No. 33-36440) on Form S-8 of Raritan Bancorp Inc. of our report dated January 21, 1997, relating to the consolidated balance sheets of Raritan Bancorp Inc. and subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the 1996 Annual Report on Form 10-K of Raritan Bancorp Inc.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


Short Hills, New Jersey
March 26, 1997